Exhibit 1.1

CANADA:	[LOGO]
Province of British Columbia.	AMENDED	No. 198,095

“Companies Act”

I hereby certify that

GUARDIAN RESOURCE CORPORATION

has this day been incorporated under the “Companies Act.”

GIVEN under my hand and Seal of office at Victoria,
Province of British Columbia, this -5th- day
[SEAL]	of October, one thousand nine
hundred and seventy-nine
/s/ signed
Deputy Registrar of Companies.